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                                                                   EXHIBIT 10.21

                      NON-COMPETITION, CONFIDENTIALITY AND
                         CONTINUITY OF BUSINESS DEALINGS
                                   UNDERTAKING

         This NON-COMPETITION AND CONTINUITY OF BUSINESS DEALINGS UNDERTAKING dated April ___, 1998 by Michael Surtliff, doing business under the name Protech Carpet Cleaning and Flood Restoration ("Seller"), in favor of VENTURI TECHNOLOGY ENTERPRISES, INC., a Nevada corporation (hereinafter called the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has entered into an Agreement of Purchase and Sale of Assets, dated April ___, 1998 (the "Agreement"), with Seller pursuant to which the Company is to purchase and the Seller is to sell, all of Seller's business, assets, properties, goodwill and rights (the "Seller's Assets"); and

         WHEREAS, the Agreement requires that Seller execute and deliver this Undertaking pursuant to which the rights of Sellers compete against the Company or disclose the Company's confidential information is restricted so as to protect the Company's proprietary rights and interests.

         NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt of which by the undersigned is hereby acknowledged, and in order to induce the Company to purchase the Seller's Assets pursuant to the terms of the Agreement, the undersigned hereby undertakes and agrees as follows:

                  1. Non-Competition. The undersigned agrees that he will not, for a period of two (2) years from the date of the closing of the transactions contemplated by the Agreement (hereinafter called the "Closing"), or, if the undersigned shall be or become an employee of the Company, for a period of one (1) year after the termination of undersigned's employment, whichever is later (the "Limited Period"), directly, or indirectly, constructively or beneficially, anywhere in the United States or Canada or within the geographical area or territory where the business of Seller is presently being conducted or may from time to time be conducted by the Company during the Limited Period, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected with or have any interest in, as a stockholder, director, officer, employee, agent, consultant, partner, officer, employee, agent, consultant, partner or otherwise, (a) any business which manufactures, produces, sell or distributes carpet cleaning solutions, solvents, chemicals, formulas, tools or equipment or any other products similar to those that have been manufactured, produced, sold or distributed by the Company or which are competitive therewith or (b) any other business which is competitive
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         with any business conducted by the Company or any of its subsidiaries during the Limited Period; provided, however, that nothing contained herein shall prohibit the undersigned from owning (beneficially or record title) less than 5% of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market. If any of the provisions of this paragraph is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified form.

                  2. Confidentiality. Seller shall not disclose to any third party or use in any way for his own or another's benefit any of the Company's Confidential Information as defined herein. Seller shall not copy or create documents containing Company's Confidential Information without the prior written approval of Company. All such copies and documents shall be returned to Company or destroyed upon Company's request. For purposes of this Agreement "Confidential Information" includes, but is not limited to, intellectual property, customer names or lists, the names or any lists of any employees, consultants, contractors or advisors, any strategies, plans, forecasts, systems, processes, procedures, techniques, methods, technologies, software, hardware, ideas, products, specifications, data, formulas, patterns, compilations, programs, devices, methods, contracts, records, manuals, policies, financial information and any other business information; provided, however, that the foregoing shall not be considered to be confidential if and to the extent that it is publicly known or nonproprietary generic knowledge. Seller acknowledges that Company owns such Confidential Information and that Seller is not acquiring any right, title or interest in or to such Confidential Information.

                  3. Continuity of Business. The undersigned will use his best efforts to preserve the business of Seller, to keep available to the Company the services of Seller's present employees and agents and to preserve for the Company Seller's present business relations with its suppliers, distributors, customers and others, and the undersigned shall not, either before or after the Closing, commit any act, or in any way assist others to commit any act, which will injure the Company or the business heretofore conducted by Seller.

                  4. Enforcement. Since the Company will be irreparably damaged if the provisions hereof are not specifically enforced, the Company shall be entitled to an injunction restraining any violation of this Undertaking by the undersigned (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which the Company may have.


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         This Undertaking shall inure to the benefit of the Company and its successors and assigns, shall be binding upon the undersigned and his or its successors and assigns and may not be modified or terminated orally.

                              SELLER:

                              ---------------------------------
                              MICHAEL SHURTLIFF, doing business
                              under the name Protech Carpet Cleaning
                              and Flood Restoration


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